UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 8, 2013

Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53390	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota	55391
(Address of Principal Executive Offices)	(Zip Code)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2013, our board of directors appointed Craig M. McKenzie, age 49, to serve as chairman of the board, chief executive officer and secretary of Dakota Plains Holdings, Inc. effective immediately. On the same date, our board of directors increased the number of directors constituting our board of directors to six directors, with Mr. McKenzie elected to serve in the newly created vacancy. Gabriel G. Claypool, who preceded Mr. McKenzie in his positions with our company, continues to serve as a member of the board of directors and as president and, as of the same date, our board of directors appointed him to serve in the additional position of chief operating officer.

Mr. McKenzie is a highly accomplished executive with significant experience in the oil and gas industry. Prior to joining our company, Mr. McKenzie had been the President and Chief Executive Officer of ZaZa Energy Corporation, an oil and gas company, since its combination with another oil and gas company, Toreador Resources Corporation, in February 2012. He served in the same positions with Toreador Resources from January 2009 until the combination. From September 2007 to December 2008, Mr. McKenzie served as Chief Executive Officer of Canadian Superior Energy Inc., an oil and gas company. He received his B.S. degree in petroleum engineering from Louisiana State University and his M.B.A. from the Kellogg School of Management at Northwestern University.

In connection with his appointment, our company entered into an employment agreement with Mr. McKenzie, which has an initial term of three years and is eligible for automatic renewal for successive one-year terms. Under his employment agreement, Mr. McKenzie is entitled to receive the following compensation and benefits:

•	an initial annual base salary of $350,000;
•	an annual bonus with a target of 200% of his annual base salary payable in cash, equity or a combination of the two, subject to the discretion of our compensation committee or board of directors and based on his meeting or exceeding mutually agreed upon performance goals;
•	participation in our 401(k), profit sharing and other retirement plans available to all our employees;
•	participation in our health-related benefits and insurance plans;
•	an initial restricted stock award of 300,000 shares of our company’s common stock in accordance with the terms and conditions of our 2011 Equity Incentive Plan (the “Plan”), which award vests in equal installments upon the first, second and third anniversaries of the date of his employment agreement; and
•	an initial seven-year option to purchase 200,000 shares of our company’s common stock at an exercise price equal to fair market value as of the date of grant in accordance with the terms and conditions of the Plan, which option vests in equal installments upon the first, second and third anniversaries of his employment agreement.

If Mr. McKenzie’s employment is terminated by our company for any reason other than for cause (as defined in the agreement) or by Mr. McKenzie for good reason (as defined in the agreement), then Mr. McKenzie will be eligible to receive an amount equal to two times his annualized salary, in addition to other amounts accrued on or before the date his employment is terminated.

The description in this report of the material terms and conditions of the compensatory arrangements with Mr. McKenzie is qualified by the text of his employment agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

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In connection with his change in position, our company entered into a replacement employment agreement with Mr. Claypool, which has an initial term of three years and is eligible for automatic renewal for successive one-year terms. Under his new employment agreement, Mr. Claypool is entitled to receive the following compensation and benefits:

•	an initial annual base salary of $250,000;
•	an annual bonus with a target of 100% of his annual base salary payable in cash, equity or a combination of the two, subject to the discretion of our compensation committee or board of directors and based on his meeting or exceeding mutually agreed upon performance goals;
•	participation in our 401(k), profit sharing and other retirement plans available to all of our employees; and
•	participation our health-related benefits and insurance plans.

If Mr. Claypool’s employment is terminated by our company for any reason other than for cause (as defined in the agreement) or by Mr. Claypool for good reason (as defined in the agreement), then Mr. Claypool will be eligible to receive an amount equal to one times his annualized salary, in addition to other amounts accrued on or before the date his employment is terminated.

The description in this report of the material terms and conditions of the compensatory arrangements with Mr. Claypool is qualified by the text of his employment agreement, a copy of which is filed as Exhibit 10.2 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On February 12, 2013, we issued a press release announcing the changes in senior management described in Item 5.02 above, a copy of which is furnished as Exhibit 99.1 to this current report on Form 8-K.

The information contained in Exhibit 99.1 is being furnished, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under Section 18. Furthermore, the information contained in Exhibit 99 shall not be deemed to be incorporated by reference into our filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(b)	Exhibits

10.1	Employment Agreement with Craig M. McKenzie, dated February 8, 2013

10.2	Employment Agreement with Gabriel G. Claypool, dated February 8, 2013

10.3	Form of Restricted Stock Agreement under 2011 Equity Incentive Plan (for grants on or after February 8, 2013)

99.1	Press Release dated February 12, 2013

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2013	DAKOTA PLAINS HOLDINGS, INC.

/s/ Timothy R. Brady
Timothy R. Brady
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.1	Employment Agreement with Craig M. McKenzie, dated February 8, 2013	Filed Electronically
10.2	Employment Agreement with Gabriel G. Claypool, dated February 8, 2013	Filed Electronically
10.3	Form of Restricted Stock Agreement under 2011 Equity Incentive Plan (for grants on or after February 8, 2013)	Filed Electronically
99.1	Press Release dated February 12, 2013	Furnished Electronically